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                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231


                                  July 22, 1996


T Cell Sciences, Inc.
119 Fourth Avenue
Needham, MA  02194

Ladies and Gentlemen:

         Re:   Registration Statement on Form S-3
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         This opinion is delivered in our capacity as counsel to T Cell
Sciences, Inc. (the "Company") in connection with the registration of up to 5,000,000 shares of the Company's common stock par value $.001 per share (the "Common Stock") on a Registration Statement on Form S-3 (the "Registration Statement") filed with Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         In connection with rendering this opinion, we have examined the Articles of Incorporation, as heretofore amended and restated, the Amended and Restated By-laws of the Company and such records of the corporate proceedings of the Company as we deemed material.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the Delaware General Corporation Law.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock offered pursuant to the Registration Statement will be, when issued and delivered against payment therefor, legally issued, fully paid and nonassessable shares of the Company's Common Stock.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.


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                          GOODWIN, PROCTER & HOAR LLP


T Cell Sciences, Inc.
July 22, 1996
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.


                                        Very truly yours,



                                        GOODWIN, PROCTER & HOAR LLP